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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements Form S-8 (Nos. 333-139810, 333-149773) pertaining to the 2001 Stock Option/Stock Issuance Plan, 2006 Equity Incentive Plan, 2006 Employee Stock Purchase Plan of Affymax, Inc. and the Registration Statement on Form S-3 No. 333-149772 of Affymax, Inc. and in the related Prospectuses of our reports dated March 12, 2009, with respect to the financial statements of Affymax, Inc., and the effectiveness of internal control over financial reporting of Affymax, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2008.

/s/ ERNST & YOUNG LLP
Palo Alto, California March 12, 2009

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM